Exhibit 99.1

May 18, 2006

Dear SAIC Retirement Plan Participant,

Re:	Important Opportunity to Sell SAIC Non-Exchangeable Stock
in the June 30 Retirement Plan Trade

As a participant in the SAIC Retirement Plan, you may have money invested in units of the SAIC Non-Exchangeable Stock Funds.1 These units represent shares of SAIC Class A common stock contributed by the Company as matching or discretionary contributions that generally cannot be exchanged into any other investment fund.2 However, SAIC is providing all participants with an opportunity to exchange out of their investments in the SAIC Non-Exchangeable Stock Funds in the Retirement Plan trade scheduled for June 30, 2006.3

Diversification Opportunity

As previously announced, SAIC’s Board of Directors and senior management believe that it is in the best interests of the Company and its stockholders that SAIC’s stock becomes publicly traded through completion of an initial public offering (IPO). Although market conditions and other factors may delay or prevent the Company from completing the IPO, the Company is planning to complete the IPO in the Fall of 2006.

As you may know, financial experts often advise you to periodically review your retirement planning needs and the overall diversification of your retirement assets available to meet those needs. Given this general advice and for other reasons, the Company determined that it was appropriate to provide participants with an opportunity to decide whether they wanted to diversify their interests in the SAIC Non-Exchangeable Stock Funds before the planned completion of the IPO.

Dividend Planning Opportunity

In addition, the Company previously announced that it intends to pay a dividend of between $8 to $10 per share of Class A common stock if the IPO is completed. The Company has requested guidance from the IRS on whether the Company can deduct for Federal income tax purposes the amount of the dividend payment to the SAIC Retirement Plan. This guidance will determine the manner in which the Company distributes the dividend payment to SAIC Retirement Plan

[1]	One half of the Company matching contributions to the 401(k) portion of the SAIC Retirement Plan is invested in the SAIC Non-Exchangeable Stock Fund. Also, SAIC has made annual discretionary contributions in the employee stock ownership plan component (formerly the employee stock retirement plan or ESRP) of the SAIC Retirement Plan with shares of SAIC Non-Exchangeable Stock.

[2]	Participants who are no longer employed by SAIC may exchange their Non-Exchangeable SAIC Stock Funds in any Retirement Plan trade. Also, participants who are employed by SAIC and are at least 55 years old may have rights to diversify some of their Non-Exchangeable SAIC Stock Funds depending on their years of service with SAIC — the June 30 Retirement Plan trade also will act as the 2006 diversification opportunity for participants with rights to diversify.

[3]	SAIC has the right but not the obligation to purchase the shares of SAIC common stock offered for sale in a trade.

participants. If the dividend payment to the SAIC Retirement Plan is tax deductible by the Company, then the dividend will be distributed in cash to each plan participant and taxed at the participant’s ordinary income tax rate. If the dividend payment is not tax deductible by the Company, then the dividend will be retained in the SAIC Retirement Plan and reinvested in the Vanguard LifeStrategy Conservative Growth Fund, after which participants may reallocate the dividend proceeds into any of the other investment options offered under the SAIC Retirement plan. For additional information concerning the treatment of the dividend under the SAIC Retirement Plan, see Questions 89 through 101 of the Form S-4 Amended and Restated Supplemental Questions and Answers dated May 8, 2006 available on ISSAIC and www.saic.com or upon request from the SAIC Capital Restructuring and IPO Call Center (Tel. No. (866) 676-4357 or (703) 767-6200).

Over the past few months, we have heard from a number of you regarding tax and retirement planning concerns about the possible distribution in cash of the dividend on SAIC stock held within the SAIC Retirement Plan. These concerns include taxation on the dividend at ordinary income tax rates and the inability to reinvest the dividend proceeds within the Plan – this will happen only if the IRS provides guidance that the Company may deduct for Federal income tax purposes the amount of the dividend payment to the SAIC Retirement Plan. Although the Company is seeking guidance from the IRS as soon as possible, the IRS guidance most likely will be provided only after the IPO is completed. As a result, if you would like to avoid any possibility of receiving the proposed dividend in cash on your investments in SAIC Non-Exchangeable Stock Funds, the Company is providing you with an opportunity to exchange all or any portion of your investments in the Non-Exchangeable SAIC Stock Funds in the Retirement Plan trade scheduled for June 30, 2006.

Who Should Consider This Option?

The opportunity to exchange out of SAIC Non-Exchangeable Stock Funds in the trade scheduled for June 30, 2006 is available to all SAIC Retirement Plan participants. Reasons to consider this opportunity include:

•	this is an opportunity to examine your total SAIC stock portfolio and determine if rebalancing or diversifying your retirement assets is right for you, and

•	if the special dividend is paid in cash to Retirement Plan participants, the receipt of the dividend in cash will increase your tax obligations.

There may be tax, investment, retirement and other considerations applicable to your personal financial situation that make it more or less advantageous to sell SAIC stock. As always, the Company is not providing you with any investment advice and we recommend that you speak with a financial advisor to best determine whether to exchange out of your SAIC Non-Exchangeable Stock Funds in the SAIC Retirement Plan trade scheduled for June 30, 2006.

What You Need to Do: Action Required by June 16, 2006 (Distributions from the Plan) or June 27, 2006 (Exchanges within the Plan)

You should direct your questions regarding this notice to Vanguard but before you do, please consult your personal financial or tax advisor. Vanguard representatives cannot provide you with investment or tax planning advice.

If you are interested in participating in this opportunity to exchange out of your investment in the SAIC Non-Exchangeable Stock Funds, you must take the following steps depending on whether you want to request a complete distribution from the SAIC Retirement Plan (terminated employees or employees eligible for an in-service withdrawal only) or remain in the Plan but request an exchange out of some or all of your investments in the SAIC Non-Exchangeable Stock Funds held in your account (terminated employees or current employees):

1.	To request a distribution of all of your investments held in the SAIC Non-Exchangeable Stock Funds, you must take action by June 16, 2006

•	Call Vanguard Participant Services at (800) 523-1188 or go to www.vanguard.com prior to the applicable request deadline for distributions (June 16, 2006) and request a Distribution Election Form. Vanguard associates are available Monday through Friday, from 8:30 a.m. to 9:00 p.m., Eastern time. You may also obtain a copy of this Distribution Election Form on Vanguard’s web site at www.vanguard.com or on ISSAIC. If you access the Vanguard web site, you will need your PIN, and Plan # 90518.

•	Your completed Distribution Election Form must be received by Vanguard on or before 4:00 p.m. Eastern time on June 16, 2006.

2.	To request an exchange of some or all of your investments in the SAIC Non-Exchangeable Stock Funds held in your SAIC Retirement Plan account into another Plan investment option, you must take action by June 27, 2006

•	Call Vanguard Participant Services at (800) 523-1188 or log on to your account at www.vanguard.com prior to the applicable deadline for exchanges (June 27, 2006) and indicate the dollar amount or percentage of your SAIC Non-Exchangeable Stock Funds you want to exchange. Vanguard associates are available Monday through Friday, from 8:30 a.m. to 9:00 p.m., Eastern time.

•	The price you receive for your SAIC stock in the Retirement Plan trade scheduled for June 30, 2006 will be the price in effect on that date (and is scheduled to be determined by the SAIC Board of Directors on June 23, 2006).

•	Once your units in the SAIC Non-Exchangeable Stock Funds are exchanged, the proceeds will be invested in the Vanguard Prime Money Market Fund. You may transfer any or all of the funds in your Vanguard Prime Money Market Fund to the fund(s) of your choice beginning on the first business day following the June 30 trade, which is Monday, July 3, 2006. However, it is important to note that you may not transfer any money back into either the SAIC Non-Exchangeable Stock Funds or the SAIC Exchangeable Stock Funds.

For additional information regarding the SAIC Retirement Plan trade scheduled for June 30, 2006, please visit the SAIC Retirement Plan site on ISSAIC or the SAIC Stockholder Information site on www.saic.com.

Sincerely,
John H. Warner, Jr. Executive Vice President and Chief Administrative Officer